Exhibit 24.1

EXECUTION VERSION

DT MIDSTREAM, INC.

DIRECTORS’ POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS:

That each of the undersigned does hereby severally make, constitute and appoint Jeffrey Jewell, Wendy Ellis, Edward J. Solomon and Daniel Wood, and each of them, his or her true and lawful attorneys-in-fact to sign and execute for him or her and on his or her behalf, as a director of DT Midstream, Inc. (the “Company”), the Company’s Registration Statement to be filed on Form S-8 and any amendments or supplements thereto (including any post-effective amendments) with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form(s) as they, or any of them, may approve, with respect to issues of the Company’s securities.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the undersigned as of this 1st day of July, 2021.

[Signature Page Follows]

/s/ Stephen Baker	/s/ David Slater
Stephen Baker, Director	David Slater, Director

/s/ Wright Lassiter III	/s/ Peter Tumminello
Wright Lassiter III, Director	Peter Tumminello, Director

/s/ Elaine Pickle	/s/ Dwayne Wilson
Elaine Pickle, Director	Dwayne Wilson, Director

/s/ Robert Skaggs, Jr.
Robert Skaggs, Jr., Director